Exhibit 99.1
SI-BONE, Inc. Reports Record Financial Results for the Fourth Quarter 2024 and Issues 2025 Guidance
Achieves 26% worldwide revenue growth and positive adjusted EBITDA in Fourth Quarter 2024

SANTA CLARA, Calif. February 24, 2025 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving sacropelvic disorders, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $49.0 million, representing growth of ~26%
•U.S. revenue of $46.9 million, representing growth of ~28%
•Gross margin of ~79%
•Net loss of $4.5 million, representing an improvement of ~59%
•Positive adjusted EBITDA of $1.9 million, representing an improvement of ~139%
•Ended the quarter with $150.0 million in cash and equivalents, representing $0.8 million in net cash usage

Fiscal Year 2024 Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $167.2 million, representing growth of ~20%
•U.S. revenue of $158.4 million, representing growth of ~21%
•Gross Margin of ~79%
•Net loss of $30.9 million, representing an improvement of ~29%
•Adjusted EBITDA loss of $5.1 million, representing an improvement of ~71%

Recent Operational Highlights (any comparisons are to the prior year period)
•~1,400 active U.S. physicians in the fourth quarter, representing an increase of 23%
•Granted Transitional Pass-Through payment status effective January 1, 2025 for Granite outpatient procedures
•Received third Breakthrough Device Designation for a novel implant system

“2024 was a transformative year for SI-BONE. Years of innovation, strategic investments, and disciplined execution are delivering meaningful results, including record revenue and positive adjusted EBITDA in the fourth quarter. More than 2,000 U.S. physicians performed a SI-BONE procedure last year, improving the lives of nearly 18,000 patients,” said Laura Francis, Chief Executive Officer. “With a total addressable market of nearly 500,000 procedures, we are still in the early stages of unlocking SI-BONE's full potential for strong, sustainable, and highly profitable growth. In 2025, I am excited about the opportunities to further expand platform adoption, supported by reimbursement tailwinds, while advancing toward achieving positive annual AEBITDA and improving our margins.”

Fourth Quarter 2024 Financial Results

Worldwide revenue was $49.0 million in the fourth quarter 2024, a ~26% increase from $38.9 million in the corresponding period in 2023. U.S. revenue for the fourth quarter 2024 was $46.9 million, a ~28% increase from

$36.7 million in the corresponding period in 2023. International revenue for the fourth quarter 2024 was $2.1 million compared to $2.2 million in the corresponding period in 2023.

Gross profit was $38.8 million in the fourth quarter 2024, an increase of ~35% from $28.7 million in the corresponding period in 2023. Gross margin was ~79% for the fourth quarter 2024 compared to ~74% in the corresponding period in 2023. The fourth quarter 2023 gross margin reflects a four percentage point reduction, resulting from a $1.7 million excess inventory reserve.

Operating expenses increased ~8% to $44.3 million in the fourth quarter 2024, as compared to $41.2 million in the corresponding period in 2023. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout, as well as research and development investments related to future products.

Operating loss improved by ~56% to $5.5 million in the fourth quarter 2024, as compared to an operating loss of $12.5 million in the corresponding period in 2023.

Net loss improved by ~59%, to $4.5 million, or $0.11 per diluted share in the fourth quarter 2024, as compared to a net loss of $11.0 million , or $0.27 per diluted share in the corresponding period in 2023.

Adjusted EBITDA improved by ~139% to positive $1.9 million in the fourth quarter 2024, as compared to a loss of $4.8 million in the corresponding period in 2023.

Fiscal Year 2024 Financial Results

Worldwide revenue was $167.2 million for 2024, a ~20% increase from $138.9 million in 2023. U.S. revenue for 2024 was $158.4 million, a ~21% increase from $130.6 million in 2023. International revenue was $8.8 million in 2024 compared to $8.3 million in 2023.

Gross profit was $132.1 million in 2024, a ~21% increase from $109.4 million in 2023. Gross margin was ~79% in 2024 and in 2023.

Operating expenses increased ~7% to $167.4 million in 2024, as compared to $156.4 million in 2023. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout, as well as research and development investments related to future products.

Operating loss improved by ~25% to $35.2 million in 2024, as compared to an operating loss of $46.9 million in 2023.

Net loss improved by ~29%, to $30.9 million, or $0.75 per diluted share in 2024, as compared to a net loss of $43.3 million , or $1.13 per diluted share in 2023.

Adjusted EBITDA improved by ~71% to a loss of $5.1 million in 2024, as compared to a loss of $17.3 million in 2023.

Cash and marketable securities were $150.0 million and borrowings were $35.5 million as of December 31, 2024.

2025 Financial Guidance

SI-BONE expects 2025 worldwide revenue to be in the range of $193.5 million to $195.5 million, implying year-over-year growth of ~16% to ~17%. SI-BONE estimates fiscal year 2025 gross margin to be in the range of 77% to 78%, and operating expenses growth to be ~9% at the mid-point of the revenue guidance. Based on these assumptions, SI-BONE expects to deliver positive adjusted EBITDA for second half and full year 2025.

Webcast Information
SI-BONE will host a conference call to discuss the fourth quarter 2024 financial results after market close on Monday, February 24, 2025 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/xyxunb4k. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 4,300 physicians in performing a total of over 115,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 160 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite and SI-BONE are registered trademarks of SI-BONE, Inc. ©2025 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filing on Form 10-K, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization, and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE's reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	2024	2023	2024	2023
Revenue	$49,002	$38,859	$167,178	$138,886
Cost of goods sold	10,225	10,183	35,057	29,466
Gross profit	38,777	28,676	132,121	109,420
Operating expenses:
Sales and marketing	31,249	28,937	117,054	110,254
Research and development	3,870	4,162	16,560	15,028
General and administrative	9,152	8,083	33,755	31,069
Total operating expenses	44,271	41,182	167,369	156,351
Loss from operations	(5,494)	(12,506)	(35,248)	(46,931)
Interest and other income (expense), net:
Interest income	1,784	2,228	7,848	6,916
Interest expense	(795)	(890)	(3,440)	(3,462)
Other income (expense), net	10	185	(73)	141
Net loss	$(4,496)	$(10,983)	$(30,913)	$(43,336)

Net loss per share, basic and diluted	$(0.11)	$(0.27)	$(0.75)	$(1.13)
Weighted-average number of common shares used to compute basic and diluted net loss per share	41,994,284	40,579,409	41,466,564	38,427,419

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$34,948	$33,271
Short-term investments	115,094	132,748
Accounts receivable, net	27,459	21,953
Inventory	27,074	20,249
Prepaid expenses and other current assets	3,204	3,173
Total current assets	207,779	211,394
Property and equipment, net	20,374	16,000
Operating lease right-of-use assets	1,984	2,706
Other non-current assets	300	325
TOTAL ASSETS	$230,437	$230,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,488	$4,588
Accrued liabilities and other	19,492	17,452
Operating lease liabilities, current portion	1,152	1,416
Total current liabilities	27,132	23,456
Long-term borrowings	35,452	36,065
Operating lease liabilities, net of current portion	879	1,511
Other long-term liabilities	10	18
TOTAL LIABILITIES	63,473	61,050

Stockholders' Equity:
Common stock and additional paid-in capital	598,074	569,481
Accumulated other comprehensive income	244	335
Accumulated deficit	(431,354)	(400,441)
TOTAL STOCKHOLDERS’ EQUITY	166,964	169,375
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$230,437	$230,425

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	2024	2023	2024	2023
Net loss	$(4,496)	$(10,983)	$(30,913)	$(43,336)
Interest income	(1,784)	(2,228)	(7,848)	(6,916)
Interest expense	795	890	3,440	3,462
Depreciation and amortization	1,213	1,573	4,379	5,428
Stock-based compensation	6,135	5,937	25,868	24,057
Adjusted EBITDA	$1,864	$(4,811)	$(5,074)	$(17,305)